Contact:
Wayne A. Schellhammer
Chairman & Chief Executive Officer
American CareSource Holdings, Inc.
Tel. 214-596-2400

FOR IMMEDIATE RELEASE

                          AMERICAN CARESOURCE HOLDINGS
                       REPORTS YEAR-END FINANCIAL RESULTS

Irving, TX, March 31, 2006 - American CareSource Holdings, Inc. (OTCBB: ACSH.OB) today announced financial results for its fourth quarter and year ended December 31, 2005. Revenues for the fiscal year 2005 were approximately $4.4 million compared to approximately $6.0 million last year. The decrease in revenue was primarily due to the Company redirecting its focus on providing ancillary care benefit management services to direct payors, Third Party Administrators (TPAs) and the elimination of contracts that did not support the Company's long-term business model.

Net loss for the fiscal year 2005 was $2.4 million, or $0.19 per share, compared to $2.8 million, or $0.23 per share last year. During 2004 there was an $800,000 non cash charge for goodwill impairment, while there was no impairment during 2005.

"We are very proud of our accomplishments during the past year," stated Wayne A. Schellhammer, Chief Executive Officer and Chairman of the Board for American CareSource Holdings. "Foremost, through the hard work of our employees, we expanded our network from 12,000 to over 20,000 sites. In addition, we designed and implemented a software package that identifies the available cost savings opportunities for new clients by matching individual claims data on an exact match basis from the client's claim history, something we believe no other company in our industry space can do. Our team also completed the design and implementation of our propriety software to revalue claims automating over 90 percent of our current and future volume. We are well positioned to handle additional growth and continue to provide exemplary service to which our current clients are accustomed."

About American CareSource Holdings, Inc.:

American CareSource Holdings, the first national, publicly traded ancillary care benefit management company, is a comprehensive ancillary care service provider offering a national network of more than 20,000 ancillary provider sites. American CareSource Holdings, Inc.'s ancillary network management provides a complete outsourced solution for a wide variety of healthcare payors and plan sponsors including self-insured employers, indemnity insurers, PPOs, HMOs, third party administrators and both the Federal and local governments. Through its product offerings, American CareSource Holdings, Inc. offers its clients substantial discounts on services rendered through its network of ancillary care providers in more than 30 service categories. For more information on American CareSource, visit www.anci-care.com.

                                     (more)

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Any statements that are not historical facts contained in this release are forward-looking statements. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, and intellectual property rights, and the outcome of competitive products, risks in product development, the results of financing effort, the ability to complete transactions, and other risks identified in this release, and the Securities and Exchange Commission filings of American CareSource Holdings, Inc.

                                       ###
                               (Tables to Follow)

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AMERICAN CARESOURCE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2005 AND 2004

                                                                                 2005                2004
                                                                                 ----                ----
ASSETS

CURRENT ASSETS
Cash                                                                         $    23,399         $    16,749
Accounts receivable                                                              482,159             460,691
Prepaid and other current assets                                                  30,151              12,795
                                                                             -------------------------------

Total current assets                                                             535,709             490,235

NET PROPERTY AND EQUIPMENT                                                       175,608             111,780

NET INTANGIBLE ASSETS                                                          1,921,401           2,134,983

GOODWILL                                                                       4,361,299           4,361,299
                                                                             -------------------------------

                                                                             $ 6,994,017         $ 7,098,297
                                                                             ===============================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Due to service providers                                                     $   386,217         $   369,553
Accounts payable and other accrued liabilities                                   352,383             385,899
Payable to Patient Infosystems, Inc.                                                  --           1,651,536

Current maturities of long-term debt                                              20,231              21,355
                                                                             -------------------------------

Total current liabilities                                                        758,831           2,428,343
                                                                             -------------------------------

LONG-TERM DEBT, including $336,277 payable to Patient Infosystems,
Inc. at December 31, 2005 less current maturities                              3,845,929             219,325
                                                                             -------------------------------

STOCKHOLDERS' EQUITY

Common stock, par value $0.01, 40,000,000 shares authorized and
12,371,309 issued and outstanding as of December 31, 2005 and 2004               123,713             123,713
Preferred stock, par value .01, 10,000,000 shares authorized and none outstanding as of December 31, 2005 and 2004
Additional paid-in-capital                                                     7,734,800           7,158,154
Deferred debt issuance cost                                                     (231,500)                 --
Accumulated (deficit)                                                         (5,237,756)         (2,831,238)
                                                                             -------------------------------

Total stockholders' equity                                                     2,389,257           4,450,629
                                                                             -------------------------------

                                                                             $ 6,994,017         $ 7,098,297
                                                                             ===============================

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AMERICAN CARESOURCE HOLDINGS, INC.

SUMMARY INCOME STATEMENT AS OF DECEMBER 31, 2005 AND 2004

                                                        2005            2004
                                                        ----            ----

Revenues:
Ancillary health                                   $  4,219,133    $  5,512,927
Patient claims processing                               198,313         524,397
                                                   ----------------------------

Total revenues                                        4,417,446       6,037,324

Total costs of revenues                               4,407,290       5,840,589
                                                   ----------------------------

Contribution margin                                      10,156         196,735
                                                   ----------------------------

Selling, general and administrative expense           1,804,793       1,913,976
Impairment of goodwill                                       --         802,105
Depreciation and amortization                           310,915         295,802
                                                   ----------------------------

Total operating expenses                              2,115,708       3,011,883
                                                   ----------------------------

Operating (loss)                                     (2,105,552)     (2,815,148)
                                                   ----------------------------

Other expenses:

Interest expense                                        146,492          12,349
Debt issuance cost                                      154,474              --
Other                                                        --           3,741
                                                   ----------------------------

Total other expenses                                    300,966          16,090
                                                   ----------------------------

Net (loss) before income tax                         (2,406,518)     (2,831,238)
Income tax expense                                           --              --
                                                   ----------------------------

Net (Loss)                                         $ (2,406,518)   $ (2,831,238)
                                                   ============================

Net (Loss) per share - basic and diluted           $      (0.19)   $      (0.23)
Weighted Average Shares Outstanding                  12,371,309      12,371,309
                                                   ============================

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AMERICAN CARESOURCE HOLDINGS, INC.

STATEMENT OF CASH FLOW AS OF DECEMBER 31, 2005 AND 2004

                                                                       2005              2004
                                                                       ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)                                                        $(2,406,518)      $(2,831,238)

Adjustments to reconcile net loss to net cash
      (used in) operating activities
        Depreciation and amortization                                 310,915           295,802
        Goodwill impairment                                                --           802,105
        Stock option compensation                                     200,000
        Gain on disposal of assets                                     (6,729)               --
        Amortization of debt issuance costs                           145,146                --
        Changes in operating assets and liabilities
          Accounts receivable                                         (21,468)           25,744
          Prepaid and other assets                                    (17,356)            3,147
          Due to service providers                                     16,664          (340,429)
          Accounts payable and other accrued liabilitie,s              33,516          (748,426)
                                                                  -----------------------------
Net cash used in operating activities                              (1,812,862)       (2,793,295)
                                                                  -----------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                   (126,487)          (44,995)
Proceeds from sales of equipment                                       31,656             3,475
Acquisition costs                                                          --           (68,093)
                                                                  -----------------------------
Net cash used in investing activities                                 (94,831)         (109,613)
                                                                  -----------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit, net                                   3,250,000           200,000
Proceeds from long term debt                                           33,727                --
Payments on long term debt                                            (54,125)         (293,732)
Change in excess of outstanding checks over bank balance                   --          (189,608)
Former parent contributions                                                --         1,549,751
Net (payments to) advances from former parent                      (1,315,259)        1,651,536
                                                                  -----------------------------
Net cash provided by financing activities                           1,914,343         2,917,947
                                                                  -----------------------------

Net increase in cash                                                    6,650            15,039

Cash at beginning of year                                              16,749             1,710
                                                                  -----------------------------
Cash at end of year                                               $    23,399       $    16,749
                                                                  =============================

SUPPLEMENTAL CASH FLOW INFORMATION, cash paid for interest        $   145,499       $    21,483

SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING AND FINANCIAL
ACTIVIITES
     Warrants issued for debt guarantees                              376,646                --
     Stock option compensation                                        200,000
     Advances from former parent converted to long-term debt          336,227
     Acquisition of equipment through capital lease                    59,601